Exhibit 99.1

JoS. A. Bank Clothiers Reports 37% Increase in Profits

HAMPSTEAD, Md.--(BUSINESS WIRE)--June 2, 2010--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: JOSB) announces that net income for the first quarter of fiscal year 2010 increased 37% to $15.8 million, as compared to $11.5 million for the first quarter of fiscal year 2009. Earnings per share for the first quarter of fiscal year 2010 increased 37% to $0.85 per share, as compared to $0.62 per share for the first quarter of fiscal year 2009. The first quarter of fiscal year 2010 ended May 1, 2010; the first quarter of fiscal year 2009 ended May 2, 2009.

Total sales for the first quarter of fiscal year 2010 increased 10.0% to $178.1 million from $161.9 million in the first quarter of fiscal year 2009, while comparable store sales increased 10.4% and Direct Marketing sales decreased 0.6%.

“We are pleased with the Company’s earnings and sales performance for the first quarter of fiscal year 2010,” commented R. Neal Black, President and CEO of JoS. A. Bank Clothiers, Inc. Our combination of offering high quality men’s clothing at a great value continues to drive solid traffic with our current customers and has also been successful at attracting new customers and expanding market share. With this quarter’s results, we have achieved earnings growth in 34 of the past 35 quarters when compared to the respective prior year periods, including 16 quarters in a row,” continued Mr. Black.

A conference call to discuss the first quarter of fiscal year 2010 earnings will be held Thursday, June 3, 2010 at 11:00 a.m. Eastern Time (ET). To join in the call please dial (USA) 800-398-9402 or (International) 612-332-0418 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 1:00 p.m. ET on June 3, 2010 until June 10, 2010 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 160084. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select “Company Information” and “Investor Relations”).

All earnings per share amounts in this news release represent diluted earnings per share.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation’s leading designers, manufacturers and retailers of men’s classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 479 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol “JOSB.”

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 30, 2010 and the Company's subsequent Quarterly Report on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In Thousands)

	January 30, 2010	May 1, 2010
	(Audited)	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,853	$46,649
Short-term investments	169,736	139,689
Accounts receivable, net	5,860	15,481
Inventories:
Finished goods	209,443	213,364
Raw materials	8,878	8,838
Total inventories	218,321	222,202
Prepaid expenses and other current assets	16,035	16,303

Total current assets	431,805	440,324

NONCURRENT ASSETS:
Property, plant and equipment, net	124,139	126,259
Other noncurrent assets	420	524
Total assets	$556,364	$567,107

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$18,225	$30,701
Accrued expenses	85,256	69,665
Deferred tax liability – current	5,064	5,064
Total current liabilities	108,545	105,430

NONCURRENT LIABILITIES:
Deferred rent	51,853	50,582
Deferred tax liability – noncurrent	1,608	795
Other noncurrent liabilities	1,048	1,182
Total liabilities	163,054	157,989

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock	183	183
Additional paid-in capital	83,249	83,249
Retained earnings	309,823	325,631
Accumulated other comprehensive income	55	55
Total stockholders’ equity	393,310	409,118
Total liabilities and stockholders’ equity	$556,364	$567,107

Note: The foregoing audited and unaudited Condensed Consolidated Balance Sheets are excerpts from our Condensed Consolidated Financial Statements (as of January 30, 2010 and May 1, 2010) and do not include the Notes, which are an integral part thereof. The foregoing financial information should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2010 and the Annual Report on Form 10-K for the fiscal year ended January 30, 2010, which were filed with the Securities and Exchange Commission on June 2, 2010 and March 31, 2010, respectively.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(In thousands except per share data)
(Unaudited)

	Three Months Ended
	May 2, 2009	May 1, 2010

Net sales	$161,925	$178,125

Cost of goods sold	63,471	64,809

Gross profit	98,454	113,316

Operating expenses:
Sales and marketing, including occupancy costs	64,945	70,519
General and administrative	14,660	16,736
Total operating expenses	79,605	87,255

Operating income	18,849	26,061

Other income (expense):
Interest income	69	115
Interest expense	(98)	(90)
Total other income (expense)	(29)	25

Income before provision for income taxes	18,820	26,086
Provision for income taxes	7,365	10,278

Net income	$11,455	$15,808

Per share information:
Earnings per share:
Basic	$0.63	$0.86
Diluted	$0.62	$0.85
Weighted average shares outstanding:
Basic	18,291	18,351
Diluted	18,504	18,545

Note: The foregoing unaudited Condensed Consolidated Statements of Income are excerpts from our unaudited Condensed Consolidated Financial Statements for the three months ended May 2, 2009 and May 1, 2010 and do not include the Notes, which are an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2010, which was filed with the Securities and Exchange Commission on June 2, 2010.

JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Three Months Ended
	May 2, 2009	May 1, 2010

Cash flows from operating activities:
Net income	$11,455	$15,808
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	5,433	5,856
Loss on disposals of property, plant and equipment	36	23
Increase (decrease) in deferred taxes	192	(813)
Net increase in operating working capital and other components	(23,066)	(22,147)

Net cash used in operating activities	(5,950)	(1,273)

Cash flows from investing activities:
Capital expenditures	(4,942)	(3,978)
Proceeds from disposal of fixed assets	-	-
Net proceeds from short-term investments	-	30,047

Net cash provided by (used in) investing activities	(4,942)	26,069

Cash flows from financing activities:
Income tax benefit from exercise of stock options	-	-
Net proceeds from exercise of stock options	-	-

Net cash provided by financing activities	-	-

Net increase (decrease) in cash and cash equivalents	(10,892)	24,796

Cash and cash equivalents – beginning of period	122,875	21,853

Cash and cash equivalents – end of period	$111,983	$46,649

Note: The foregoing unaudited Condensed Consolidated Statements of Cash Flows are excerpts from our unaudited Condensed Consolidated Financial Statements for the three months ended May 2, 2009 and May 1, 2010 and do not include the Notes, which are an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2010, which was filed with the Securities and Exchange Commission on June 2, 2010.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com